                                                                   Exhibit 10.19
                                                                   -------------

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, by and between Ryerson Tull, Inc. (the "Company") and Neil
S. Novich (the "Executive") effective as of December 1, 1999 (the "Effective Date");


                               WITNESSETH THAT:


     WHEREAS, the Company has appointed Executive to the position of Chairman, President and CEO, and Executive has accepted such appointment; and

     WHEREAS, in connection with such appointment, the Company and Executive desire to enter into this Agreement;

     NOW, THEREFORE, in consideration of the Executive's appointment as Chairman, President and CEO, and for other good and valuable consideration the receipt of which is hereby acknowledged, it is agreed by the Executive and Company as follows:

     1.         Duties.  The Executive agrees that while he is employed by the
                ------
Company, he will devote his full business time, energies and talents to serving as the Chairman, President and CEO of the Company and providing services for the Company at the direction of the Board of Directors of the Company. The Executive shall have such duties and responsibilities as may be assigned to him from time to time by the Board of Directors, shall perform all duties assigned to him faithfully and efficiently, subject to the direction of the Board of Directors, and shall have such authorities and powers as are inherent to the undertakings applicable to his position and necessary to carry out the responsibilities and duties required of him hereunder; provided, however, that the Executive shall not be required to perform any duties while he is disabled. Both parties understand and agree that the Executive may serve on boards of directors of other businesses which are not in competition with the Company and may engage in civic and charitable activities provided that such service and activities do not materially interfere with the performance of the Executive's duties.

     2.         Compensation.    Subject to the terms and conditions of this
                ------------
Agreement, during the Employment Period while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

                                                                   Exhibit 10.19
                                                                   -------------

     (A) The Executive shall receive, for each twelve-consecutive month period beginning on February 8, 1999, and each anniversary thereof, an annual salary not less than $500,000 (the "Salary"), which Salary shall be payable in substantially equal bi-weekly installments. The Executive's rate of Salary shall be reviewed annually beginning in February, 2000 and may be increased at that time with the Compensation Committees approval.

     (B) The Executive shall be entitled to receive bonuses from the Company in accordance with the bonus plans of the Company as in effect from time to time. As Chairman, President and CEO his target bonus award percentage shall be 70% of the median annual salary of the CEO position within the Hewitt comparator survey, subject to annual approval of the Compensation Committee of the Board of Directors.

     (C) Except as otherwise specifically provided to the contrary in this Agreement, the Executive shall be provided with health, welfare and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's other senior management executives.

     (D) The Executive shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated senior management executives of the Company, for reasonable out-of-pocket expenses for entertainment, travel, meals, lodging and similar items which are consistent with the Company's expense reimbursement policy and actually incurred by the Executive in the promotion of the Company's business.

     (E) The Company shall pay or shall reimburse the Executive for both of his monthly club dues and assessments;

     (F) The Company shall pay the Executive for the amount of the monthly lease payment for the automobile that the Executive uses for business; provided, however, that the Company shall report as income to the Executive any amounts required by law or the policies of the Company relating to the Executive's personal use of such automobile.

                                                                   Exhibit 10.19
                                                                   -------------

     (G) The Executive shall be recommended for stock awards in the future utilizing the methodology in place for the 1999 grant. The methodology in place for 1999 will not be changed in a manner which is less favorable to the Executive.

     (H)  The Executive shall be provided financial services counseling.

     3.   Rights and Payments Upon Termination.  The Executive's right to
          ------------------------------------
benefits and payments, if any, for periods after the date on which his employment with the Company terminates for any reason (his "Termination Date") shall be determined in accordance with this Section 3:

     (A)  Termination by the Company for Reasons Other Than Cause; Termination
          --------------------------------------------------------------------
          by the Executive for Good Reason. If the Executive's termination by
          --------------------------------
          the Company occurs for any reason other than Cause or is a result of the Executive's termination of employment for Good Reason (and is not on account of the Executive's death, disability, or voluntary resignation, the mutual agreement of the parties or any other reason), then the Executive shall receive from the Company for the period commencing on his Termination Date and ending on the earliest of (i) the thirty-sixth month after the Executive's Termination Date; (ii) the date on which the Executive violates the provisions of Sections 4, 5 or 6 of this Agreement; or (iii) the date of the Executive's death, the Salary, bonus and benefits in effect as of his Termination Date, payable in accordance with the provisions of Paragraph 3(B). The biweekly salary amounts will continue as described above. Benefits that will continue will include medical, dental, basic life insurance, financial counseling services, any optional life insurance and any optional accidental death and dismemberment insurance. Bonus shall mean three payments of the average annual amount of the award paid to the Executive pursuant to the annual incentive plan or successor plan with respect to the three years immediately preceding that in which the Termination Date occurs; excluding any years in which the bonus was zero. If all three immediately preceding bonus payments were equal to zero, then no bonus payment would be continued for the next three years.

          Base salary payments to the Executive during the aforementioned thirty-six month period shall not preclude the Executive's eligibility for payments under the Companys severance plan.

                                                                   Exhibit 10.19
                                                                   -------------

          Thirty-six months of additional age and service credit will be provided to the Executives RT Pension and the RT Supplemental Plan using the methodology described in the Executives Change in Control Agreement except that any lump sum payment will be made thirty-six months after the Executives Termination Date and only if the Executive has not violated the Confidentiality, Nonsolicitation and Noncompetition provisions of this Agreement.

          All existing unvested options as of the Termination Date will become vested and the Executive shall be afforded a 36 month extension period of time (but not beyond the original Termination Date of the option) from the Termination Date to exercise any remaining unexercised options that had not expired before the Termination Date.

          It is expected that the Executive would have an opportunity to exercise said options in a cashless exchange from the first window period (post earnings public release period) after the Executive's Termination Date and thereafter. The Company expects that such a transaction could be accomplished very promptly at the beginning of said window period and thereafter. The Executive may exercise a cashless exchange of options before the date mentioned above if the Company is in agreement on the efficacy of such action and such agreement would not be unreasonably withheld by the Company.

          The Company will, to the maximum extent permitted by law, defend, indemnify and hold harmless the Executive and the Executive's heirs, estate, executors and administrators against any costs, losses, claims, suits, proceedings, damages or liabilities to which the Executive may become subject which arise out of, are based upon or relate to the Executive's employment by the Company (and any predecessor company to the Company), or the Executive's service as an officer or member of the Board of Directors of the Company (or any predecessor company to the Company), including without limitation reimbursement for any legal or other expenses reasonably incurred by the Executive in connection with investigation and defending against any such costs, losses, claims, suits, proceedings, damages or liabilities. The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Executive shall be covered under such

                                                                   Exhibit 10.19
                                                                   -------------

          insurance to the same extent as other senior management employees of the Company with respect to matters which occurred during such period of employment.

          The Executive will be provided one-on-one Executive out placement and office services following his Termination Date. Such services will be paid for by the Company and consistent with the existing Company program and appropriate to his level.

          The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking outside employment or otherwise and such payments shall not be reduced by any other income earned by Executive.

     (B)  Termination By Company for Cause. If the Executive's termination is a
          --------------------------------
          result of the Company's termination of the Executive's employment on account of Cause, then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date.

     (C)  Termination for Death or Disability. If the Executive's termination is
          -----------------------------------
          caused by the Executive's death or permanent disability, then the Executive (or in the event of his death, his estate) shall be entitled to continuing payments of his Salary for the period commencing on his Termination Date and ending on the earlier of (i) the last day of the calendar month in which his Termination Date occurs or (ii) the date on which the Executive violates the provisions of Sections 4, 5 or 6 of this Agreement.

     (D)  Termination for Voluntary Resignation, Mutual Agreement or Other
          ----------------------------------------------------------------
          Reasons. If the Executive's termination occurs on account of his
          -------
          voluntary resignation, mutual agreement of the parties, or any reason other than those specified in Paragraphs (A), (B) or (C) above then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date. The Executive's

                                                                   Exhibit 10.19
                                                                   -------------

          termination of employment for Good Reason shall not be treated as a voluntary resignation for purposes of this Agreement.

     (E)  Definitions.  For purposes of this Agreement:
          -----------

          (i)  The term "Cause" shall mean:

               (a) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise, as determined by the Board of Directors; or

               (b) conduct by the Executive that involves theft, fraud or dishonesty; or

               (c) the Executive's violation of the provisions of Sections 4, 5 or 6 hereof.

          (ii) The term "Good Reason" means (a) the assignment to the Executive duties which are materially inconsistent with his duties as Chairman, President and CEO of the Company, including, without limitation, a material diminution or reduction in his title, office or responsibilities or a reduction in his rate of Salary, failure to provide bonus opportunities or stock awards in accordance with the requirements in Section 2, or (b) the relocation of the Executive to a location that is not within the greater Chicago metropolitan area.

Notwithstanding any other provision of this Agreement, the Executive shall automatically cease to be an employee of the Company and its affiliates as of his Termination Date and, to the extent permitted by applicable law, any and all monies that the Executive owes to the Company shall be repaid before any post-termination payments are made pursuant to the Executive pursuant to this Agreement.

4.        Confidential Information.  The Executive agrees that:
          ------------------------

(A) Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, he shall keep secret and confidential indefinitely all non-

                                                                   Exhibit 10.19
                                                                   -------------

          public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and its affiliates which was acquired by or disclosed to the Executive during the course of his employment with the Company, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

     (B) Upon his Termination Date or at the Company's earlier request, he will promptly return to the Company any and all records, documents, physical property, information, computer disks or other materials relating to the business of the Company and its affiliates obtained by him during his course of employment with the Company.

     (C) The Executive shall keep the Company informed of, and shall execute such assignments as may be necessary to transfer to the Company or its affiliates the benefits of, any inventions, discoveries, improvements, trade secrets, developments, processes, and procedures made by the Executive, in whole or in part, or conceived by the Executive either alone or with others, which result from any work which the Executive may do for or at the request of the Company, whether or not conceived by the Executive while on holiday, on vacation, or off the premises of the Company, including such of the foregoing items conceived during the course of employment which are developed or perfected after the Executive's termination of employment. The Executive shall assist the Company or other nominated by it, to obtain patents, trademarks and service marks and the Executive agrees to execute all documents and to take all other actions which are necessary or appropriate to secure to the Company and its affiliates the benefits thereof. Such patents, trademarks and service marks shall become the property of the Company and its affiliates. The Executive shall deliver to the Company all sketches, drawings, models, figures, plans, outlines, descriptions or other information with respect thereto.

     (D) To the extent that any court or agency seeks to have the Executive disclose confidential information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure. To the extent that the Executive obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the

                                                                   Exhibit 10.19
                                                                   -------------

          Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

     (E) Nothing in the foregoing provisions of this Section 4 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of its affiliates, knowledge which was acquired by him during the course of his employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

     5.   Nonsolicitation.  While the Executive is employed by the Company and
          ---------------
its affiliates and for a period of three years after the date the Executive terminates employment with the Company and its affiliates for any reason, the Executive covenants and agrees that he will not, whether for himself or for any other person, business, partnership, association, firm, company or corporation, directly or indirectly, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers or employees of the Company or its affiliates in existence from time to time during his employment with the Company and its affiliates.

     6.   Noncompetition.  While the Executive is employed by the Company and
          --------------
its affiliates, and for a period of three years after the date the Executive terminates employment with the Company and its affiliates, the Executive covenants and agrees that he will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any financial interest (other than (i) ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System or (ii) ownership of securities in any entity affiliated with the Company) in any person, firm, corporation, or business entity (whether as an employee, officer, director or consultant) that engages in an activity in any state in which the Company or its affiliates is conducting or has reasonable expectations of commencing business activities at the date of the Executive's termination of employment, which is the same as, similar to, or competitive with the metals service center, processing and distribution business of the Company and its affiliates.

Employment of the Executive by a metals manufacturing organization is not considered a violation of this noncompetition section as long as the Executive does not personally engage in

                                                                   Exhibit 10.19
                                                                   -------------

activities with the metals manufacturer to obtain or increase business from the Company's customers through mill direct or competitor supported business activities.

     7.   Equitable Remedies.  The Executive acknowledges that the Company
          ------------------
would be irreparably injured by a violation of Sections 4, 5 and 6 and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, other equivalent relief, restraining the Executive from any actual or threatened breach of Sections 4, 5 and 6 without any bond or other security being required.

     8.   Defense of Claims.  The Executive agrees that, during his employment
          -----------------
with the Company and after his termination, he will cooperate with the Company and its affiliates in the defense of any claims that may be made against the Company or its affiliates to the extent that such claims may relate to services performed by him for the Company. To the extent travel is required to comply with the requirements of this Section 8, the Company, shall to the extent possible, provide the Executive with notice at least 10 days prior to the date on which such travel would be required and the Company agrees to reimburse the Executive for all of his reasonable actual expenses associated with such travel; provided, however, that if the Company reasonably expects the travel to be extensive or unduly burdensome to the Executive from a financial perspective, the Company may provide to the Executive pre-paid tickets for transportation in connection with such travel.

     9.   Notices.  Notices provided for in this Agreement shall be in writing
          -------
and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of the Company to the following address:

          Ryerson Tull, Inc.
          2621 W. 15th Place
          Chicago, IL 60608
          Attention:  William Korda

or to the Executive:

          Neil S. Novich
          431 Washington Avenue
          Wilmette, IL  60091

                                                                   Exhibit 10.19
                                                                   -------------

or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt.

     10.  Withholding.    All compensation payable under this Agreement shall
          -----------
be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. The Company shall have no obligation to make any payments to the Executive or to make the Executive whole for the amount of any required taxes.

     11.  Successors.  This Agreement shall be binding on, and inure to
          ----------
the benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Company.

     12.  Nonalienation.  The interests of the Executive under this Agreement
          -------------
are not subject to the claims of his creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

     13.  Waiver of Breach.  The waiver by either the Company or the
          ----------------
Executive of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the Executive. Continuation of payments hereunder by the Company following a breach by the Executive of any provision of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.

     14.  Severability.   It is mutually agreed and understood by the parties
          ------------
that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of Sections 4, 5 and 6, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

                                                                   Exhibit 10.19
                                                                   -------------

     15.  Applicable Law.  This Agreement shall be construed in accordance with
          --------------
the laws of the State of  Illinois.

     16.  Amendment.  This Agreement may be amended or cancelled by mutual
          ---------
Agreement of the parties in writing without the consent of any other person.

     17.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both of the parties hereto.

     18.  Arbitration & Legal Fees.  Disputes arising out of or in connection
          ------------------------
with the interpretation and application of this Agreement shall be discussed by the Executive and the Company in good faith negotiations for the purpose of reaching an amicable resolution. Without prejudice to the Company's rights under Section 7 of this Agreement, any such disputes which cannot be settled amicably within thirty (30) days after written notice by one party to the other (or after such longer period agreed to in writing by the parties), shall thereafter be settled by binding arbitration in Chicago, Illinois, to be conducted pursuant to the rules and procedures then obtaining of the American Arbitration Association and judgement on the award rendered in such arbitration may be entered in any court of competent jurisdiction.

     The Executive is entitled to timely payments (not later than 30 calendar days after notice from the Executive) from the Company of reasonable attorney fees incurred by the Executive in the event of a dispute arising out of or in connection with the interpretation and application of this Agreement.

     19.  Other Agreements.  This Agreement constitutes the sole and complete
          ----------------
Agreement between the Company and the Executive and supersedes all other agreements, both oral and written, between the Company and the Executive with respect to the matters contained herein, provided, however, that this Agreement does not supersede the Change in Control Agreement or Severance Plan. No verbal or other statements, inducements, or representations have been made to or relied upon by the Executive. The parties have read and understand this Agreement.

                              RYERSON TULL, INC.

                                                                   Exhibit 10.19
                                                                   -------------

Dated:  11/24/99               /s/ William Korda
       ---------------         ------------------------------------
                               William Korda
                               Vice President Human Resources



Dated:  12/15/99               /s/ Neil S. Novich
       ---------------         ------------------------------------
                               Neil S. Novich
                               Chairman, President & CEO